FOR IMMEDIATE RELEASE	NEWS
May 10, 2018	NYSE: NGS
Exhibit 99

Natural Gas Services Group, Inc.
Reports First Quarter 2018 Financial and Operating Results

MIDLAND, Texas May 10, 2018 - Natural Gas Services Group, Inc. (“NGS” or the “Company”) (NYSE:NGS), a leading provider of gas compression equipment and services to the energy industry, today announced financial results for the three months ended March 31, 2018.

For the quarter ended March 31, 2018, NGS reported rental revenue of $11.5 million compared to $11.9 million for the quarter ended March 31, 2017. Sequentially, rental revenue on a quarterly basis stayed relatively flat with a slight increase of $59,000.

The Company reported net income for the first quarter of $225,000 compared to $252,000 in the same quarter in 2017 and $18.7 million in the prior quarter. Excluding the effect of the tax benefit from the Tax Act of 2017, prior quarter adjusted net income was $352,000. Earnings per diluted share for the quarter ended March 31, 2018 was 2 cents. Please see discussions of Non-GAAP Financial Measures-Special Items, below.

Highlights of the quarter include:

Revenue: Total revenue for the three months ended March 31, 2018 was $14.7 million, a decrease from $18.9 million compared to the three months ended March 31, 2017. This decrease was mainly a result of a $3.6 million drop in sales due to fluctuations in the timing of our compressor sales activity. Total revenue, sequentially, decreased between quarters by $1.9 million, to $14.7 million from $16.7 million, due to lower flare and parts sales and some rescheduled large horsepower compressor sales.

Operating Income: Operating income for the three months ended March 31, 2018 was relatively flat compared to the same period in the prior year at $350,000 and $343,000, respectively. Sequentially, operating income increased to $350,000 from $217,000 due to a decrease in stock compensation expense.

Adjusted Gross Margins: Total adjusted gross margin for the three months ended March 31, 2018 decreased $959,000 to $7.8 million from $8.7 million for the same period ended March 31, 2017 as a percentage of revenue increased to 53% for the three months ended March 31, 2018 compared to 46% for the same period ended March 31, 2017. This increase is due to the mix in revenues shifting back towards higher margin rentals from lower margin sales plus an increase in sales adjusted gross margin. Sequentially, adjusted gross margin was $7.8 million for the three months ending March 31, 2018 compared to $7.9 million in the three months ended in December 31, 2017. Adjusted gross margin percentages increased to 53% from 47% the previous quarter, driven by the same shift in revenues towards rentals and higher rental and sales margins. Please see discussion of Non-GAAP Financial Measures - Adjusted Gross Margin at the conclusion of this release.

Net Income: Net income for the three months ended March 31, 2018 decreased to $225,000 compared to net income of $252,000 for the same period in 2017. Sequentially, net income decreased to $225,000 from reported net income of $18.7 million. Excluding the $18.4 million tax benefit from the 2017 Tax Act, when comparing sequential periods, net income was off $127,000. Please see discussions of Non-GAAP Financial Measures-Special Items, below.

Earnings Per Share: Comparing the first quarter of 2018 versus 2017, earnings per diluted share was flat at 2 cents. Sequentially, diluted earnings per share decreased to 2 cents from $1.42. Excluding the tax benefit when comparing sequential periods, earnings per diluted share was only down 1 cent. Please see discussions of Non-GAAP Financial Measures-Special Items, below.

Adjusted EBITDA: Adjusted EBITDA was flat at $5.7 million, but rose as a percentage of revenue to 38% from 30%, for the three months ended March 31, 2018 and March 31, 2017, respectively. Adjusted EBITDA increased approximately $52,000 in the sequential quarters and increased relative to revenue to 38% from 34%. Please see discussion of Non-GAAP Financial Measures - Adjusted EBITDA at the conclusion of this release.

Cash Flow: At March 31, 2018, cash and cash equivalents were $65.1 million with a bank debt level of $417,000, all of which is classified as non-current. Positive net cash flow from operating activities was $5.1 million during the three months ended of 2018.

Commenting on first quarter 2018 results, Stephen C. Taylor, President and CEO, said:
“Rental revenues continued to solidify this quarter and our rental backlog, including all horsepower classes, has grown dramatically, portending further gains in rental revenue. Total sales revenues were off due to lower flare activity, a large engine sale in the last quarter and delayed fabrication of some large horsepower compressor sales in favor of large horsepower rentals. This was a short-term impact in favor of a longer term benefit and, as our sales backlog indicates, those sales will materialize in later quarters this year. We continued to report positive net income, our gross margins were strong and SG&A decreased throughout the quarter. Importantly, operating cash flow is solid and our cash balance provides sufficient liquidity for fleet expansion.”
Selected data: The tables below show revenues and percentage of total revenues, along with our adjusted gross margin, exclusive of depreciation and amortization, and related percentages of each of our product lines for the three months ended March 31, 2018 and 2017.  Adjusted gross margin is the difference between revenue and cost of sales, exclusive of depreciation and amortization.

	Revenue				Adjusted Gross Margin(1)
	Three months ended March 31,				Three months ended March 31,
	2018		2017		2018		2017
	(in thousands)
Rental	$11,471	78%	$11,922	63%	$6,767	59%	$7,254	61%
Sales	2,998	20%	6,637	35%	807	27%	1,214	18%
Service & Maintenance	249	2%	343	2%	184	74%	249	73%
Total	$14,718		$18,902		$7,758	53%	$8,717	46%

(1) For a reconciliation of adjusted gross margin to its most directly comparable financial measure calculated and presented in accordance with GAAP, please read “Non-GAAP Financial Measures - Adjusted Gross Margin” below.

Non-GAAP Financial Measure - Adjusted Gross Margin: “Adjusted Gross Margin” is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Adjusted gross margin is included as a supplemental disclosure because it is a primary measure used by management as it represents the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key operating components. Depreciation expense is a necessary element of costs and the ability to generate revenue and selling, general and administrative expense is a necessary cost to support operations and required corporate activities. Management uses this non-GAAP measure as a supplemental measure to other GAAP results to provide a more complete understanding of the company's performance. As an indicator of operating performance, adjusted gross margin should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP. Adjusted Gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted gross margin in the same manner.

The reconciliation of operating income to adjusted gross margin is as follows:

	Three months ended March 31,
	(in thousands)
	2018	2017
Operating Income	$350	$343
Depreciation and amortization	5,387	5,328
Selling, general, and administration expenses	2,021	3,046
Adjusted Gross Margin	$7,758	$8,717

Non GAAP Financial Measures - Adjusted EBITDA: “Adjusted EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization. Adjusted EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs. Therefore, Adjusted EBITDA gives the investor information as to the cash generated from the operations of a business. However, Adjusted EBITDA is not a measure of financial performance under accounting principles GAAP, and should not be considered a substitute for other financial measures of performance. Adjusted EBITDA as calculated by NGS may not be comparable to Adjusted EBITDA as calculated and reported by other companies. The most comparable GAAP measure to Adjusted EBITDA is net income.

The reconciliation of net income to Adjusted EBITDA and gross margin is as follows:

	Three months ended March 31,
	(in thousands)
	2018	2017
Net income	$225	$252
Interest expense	3	2
Provision for income taxes	49	92
Depreciation and amortization	5,387	5,328
Adjusted EBITDA	$5,664	$5,674

Non GAAP Financial Measures - Special Items: From time to time, management may publicly disclose certain “non-GAAP financial measures”, such as adjusted operating income and net income, in our earnings releases, financial presentations or earnings conference calls. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations that would be reflected in measures determined in accordance with GAAP. Adjusted net income reflects net income before the income tax effects of the 2017 Tax Act.

The reconciliation of reported net income to adjusted net income is as follows:

	Three months ended December 31, 2017
	(in thousands)
	Condensed	Diluted Per Share
Reported net income	$18,702	$1.42
Income tax benefit related to the re-measurement of our deferred tax assets and liabilities	(18,350)	(1.39)
Adjusted net income	$352	$0.03

Conference Call Details:

Teleconference: Thursday, May 10, 2018 at 10:00 a.m. Central (11:00 a.m. Eastern).  Live via phone by dialing 877-358-7306, pass code “Natural Gas Services”.   All attendees and participants to the conference call should arrange to call in at least 5 minutes prior to the start time.

Live Webcast: The webcast will be available in listen only mode via our website www.ngsgi.com, investor relations section.

Webcast Reply: For those unable to attend or participate, a replay of the conference call will be available within 24 hours on the NGS website at www.ngsgi.com.

Stephen C. Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing the financial results for the three months ended March 31, 2018.

About Natural Gas Services Group, Inc. (NGS): NGS is a leading provider of small to medium horsepower, wellhead compression equipment to the natural gas industry with a primary focus on the non-conventional gas and oil industry, i.e., coalbed methane, gas and oil shales and tight gas. The Company manufactures, fabricates, rents, sells and maintains natural gas compressors and flare systems for gas and oil production and plant facilities. NGS is headquartered in Midland, Texas with fabrication facilities located in Tulsa, Oklahoma and Midland, Texas and service facilities located in major gas and oil producing basins in the U.S. Additional information can be found at www.ngsgi.com.

Cautionary Note Regarding Forward-Looking Statements:

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS's actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS's products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

For More Information, Contact:	Alicia Dada, Investor Relations
(432) 262-2700 Alicia.Dada@ngsgi.com
www.ngsgi.com

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$65,138	$69,208
Trade accounts receivable, net of allowance for doubtful accounts of $495 and $569, respectively	7,719	8,534
Inventory	25,749	26,224
Prepaid income taxes	3,443	3,443
Prepaid expenses and other	329	817
Total current assets	102,378	108,226
Long-term inventory, net of allowance for obsolescence of $21 and $15, respectively	3,315	2,829
Rental equipment, net of accumulated depreciation of $150,859 and $145,851, respectively	168,790	167,099
Property and equipment, net of accumulated depreciation of $11,528 and $11,274, respectively	9,277	7,652
Goodwill	10,039	10,039
Intangibles, net of accumulated amortization of $1,664 and $1,632 respectively	1,495	1,526
Other assets	1,066	939
Total assets	$296,360	$298,310
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,322	$4,162
Accrued liabilities	3,407	3,106
Deferred income	294	185
Total current liabilities	5,023	7,453
Line of credit, non-current portion	417	417
Deferred income tax liability	32,211	32,163
Other long-term liabilities	1,075	958
Total liabilities	38,726	40,991
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, 30,000 shares authorized, par value $0.01; 12,949 and 12,880 shares issued and outstanding, respectively	129	129
Additional paid-in capital	105,415	105,325
Retained earnings	152,090	151,865
Total stockholders' equity	257,634	257,319
Total liabilities and stockholders' equity	$296,360	$298,310

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED INCOME STATEMENTS (in thousands, except earnings per share) (unaudited)

	Three months ended
	March 31,
	2018	2017
Revenue:
Rental income	$11,471	$11,922
Sales	2,998	6,637
Service and maintenance income	249	343
Total revenue	14,718	18,902
Operating costs and expenses:
Cost of rentals, exclusive of depreciation and amortization stated separately below	4,704	4,668
Cost of sales, exclusive of depreciation and amortization stated separately below	2,191	5,423
Cost of service and maintenance	65	94
Selling, general, and administrative expense	2,021	3,046
Depreciation and amortization	5,387	5,328
Total operating costs and expenses	14,368	18,559
Operating income	350	343
Other income (expense):
Interest expense	(3)	(2)
Other (expense) income , net	(73)	3
Total other (expense) income, net	(76)	1
Income before provision for income taxes	274	344
Provision for income taxes	49	92
Net income	$225	$252
Earnings per share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02
Weighted average shares outstanding:
Basic	12,920	12,804
Diluted	13,169	13,056

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
	Three months ended
	March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$225	$252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,387	5,328
Deferred income taxes	48	(1,266)
Stock based compensation	428	1,532
Bad debt allowance	(50)	60
Gain on sale of assets	—	(27)
Loss (gain) on company owned life insurance	67	(12)
Changes in operating assets and liabilities:
Trade accounts receivables, net	865	2,637
Inventory	15	1,661
Prepaid expenses and prepaid income taxes	488	1,930
Accounts payable and accrued liabilities	(2,539)	68
Deferred income	109	(1,741)
Other	85	43
NET CASH PROVIDED BY OPERATING ACTIVITIES	5,128	10,465
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(8,712)	(144)
Purchase of company owned life insurance	(139)	(93)
Proceeds from sale of property and equipment	—	27
NET CASH USED IN INVESTING ACTIVITIES	(8,851)	(210)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments from other long-term liabilities, net	(9)	(4)
Proceeds from exercise of stock options	157	517
Taxes paid related to net share settlement of equity awards	(495)	(492)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(347)	21
NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,070)	10,276
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	69,208	64,094
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$65,138	$74,370
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$3	$2
Income taxes paid	$—	$—
NON-CASH TRANSACTIONS
Transfer of rental equipment components to inventory	$40	$48